Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Intellicheck,
Inc., of our report dated March 31, 2025, with respect to the financial statements of Intellicheck, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Forvis Mazars, LLP

Tysons, Virginia
July 10, 2025